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                                                                   EXHIBIT 10.22

CONFIDENTIAL TREATMENT                  **Confidential treatment has been
HAS BEEN REQUESTED FOR                  requested with respect to the
CERTAIN PORTIONS OF THIS                information contained within the
DOCUMENT                                "[**]" markings. Such marked portions
                                        have been omitted from this filing and
                                        have been filed separately with the
                                        Securities and Exchange Commission


                               December 29,1999

Mr. Mike Seidenberg
Business Development
Desktop com
275 Ninth Street
San Francisco, CA 94103

     Re: Desktop.com Letter Agreement
         ----------------------------

Dear Mike:

     This letter agreement is intended to constitute our binding agreement as to its terms, for the foundation for a business alliance between Desktop.com and snowball.com.

     Snowball.com desires to make Desktop.com's services available to users of the snowball.com sites, which include IGN.com, ChickClick.com, PowerStudents.com/InsideGuide.com and the Snowball.com affiliates Desktop.com desires to top into snowball.com's 2.6 million registered users and 4.4 million unique visitors (Media Metrix 11/99) and convert snowball.com users into registered users of Desktop.com. The parties intend, therefore, to jointly develop a "Customer Acquisition Program" to be implemented on the snowball.com sites. It is the intention of the parties to generate registered users for Desktop.com through snowball.com's provision of a series of links, buttons, banners, e-mail blasts and other promotional efforts on the snowball.com sites.

     The terms set forth below will constitute the entire agreement between the parties.

We agree as follows:
-------------------

     . parties acknowledge that the Affiliate Commerce Portal may not be fully operational on February 1, 2000. In that event buttons, banners, or mutually approved alternative advertising vehicle will be used to generate the guaranteed impressions until such time as the Affiliate Commerce Portal is launched.

     . snowball.com will allocate the guaranteed impressions evenly over the term of this agreement.

     . snowball.com's obligation and Desktop.com's sole right in the event that snowball.com. fails to deliver the above-listed number of guaranteed impressions will be for snowball.com to deliver any deficiency, as soon as practicable in subsequent months.

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     .    Desktop.com will control the distribution of the guaranteed impressions across the snowball.com-sites. Desktop.com shall provide snowball.com with an initial requested distribution prior to the commencement of this agreement on February 1, 2000. Desktop.com may change the requested allocation at any time upon reasonable notice to snowball.com; provided that, Desktop.com acknowledges snowball.com may not be able to make a requested reallocation in any given month due to inventory constraints. snowball.com will provide Desktop.com notice of such constraints within a reasonable time of receiving a request to change the allocation of impressions.

E-mail Promotions:
------------------

     . Desktop.com will receive a text-ink within the "E-mail Blasts" that snowball.com sends out each month. snowball.com will guarantee delivery of [**] emails to snowball.com registered users pursuant to the delivery schedule specified to snowball.com users at the time of registration.

     . Desktop.com and Snowball.com will jointly develop the text of the message to accompany the text link to be delivered with snowball.com, E-mail Blasts. snowball.com will provide Desktop.com with an opportunity to review the message prior to distribution of the message to snowball.com registered users.

Additional Marketing Opportunities:
-----------------------------------

     . snowball.com agrees to include Desktop.com in mutually pre-approved press releases.

Support:
--------

     . snowball.com will assign a dedicated Client Services Manager to monitor and maximize use of Desktop.com content and services by snowball.com users.

     . The Client Services Manager will provide Desktop.com with regular reports in electronic format of current impressions and performance under this agreement.

     . Desktop.com will be able to change creative throughout this agreement and will not be limited to a defined number of changes.

Term:
-----

     . The term of this Agreement will be [**], commencing February 1, 2000. However, should the start date (i.e. the date on which snowball.com. begins serving Desktop.com's ads), be delayed for more than 30 days, then the term will automatically be renegotiated in good faith by the parties. However, any change in the term will be subject to the parties' written agreement.

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission

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Compensation:
-------------

     . Desktop.com will pay snowball.com a [**] partnership fee, with [**] payable up front upon signing and [**] additional payments of [**] per month to complete payment. Late payments will bear interest at the rate of [**] per month, or the highest rate permitted by applicable laws, whichever is lower.

Performance Benchmark:
---------------------
     The Goal of this program is for snowball.com to deliver users to the Desktop.com site for registration and grow the membership database for Desktop.com.

     . After two months, snowball.com and Desktop.com will meet to review and reform the partnership program, if needed, in order to maximize performance. This review will include a review of the effectiveness of the marketing and promotional activities set forth in this Agreement in delivering users to the Desktop.com site and services.

     . Provided that [**] of the impressions for which snowball.com has guaranteed delivery [**] have been delivered by the end of the second month after the effective date, if less than [**] snowball.com users have clicked-through a banner, button, button link, or e-mail provided link to a Desktop.com site or service ("Click-Throughs") at the end of the second month after the effective date, then Desktop.com shall have a right to commence a one month probationary period upon written notice to snowball.com

          . The probationary period shall run from the end of the second month after the effective date to the end of the third month after the effective date.

          . At the beginning of the probationary period, the parties will meet and mutually agree to an increased number of banners, buttons, e-mail blasts, and other promotional efforts, over the average monthly impressions delivered in the prior two months, that will be likely to achieve a total of [**] ClickThroughs by the end of the probationary period, and snowball.com will deliver the agreed increased number of impressions during the probationary period. The impressions guaranteed, during the probationary period are not to exceed twice the initially guaranteed impression level for that period [**]. The number of impressions delivered during the probationary period over the average monthly impressions delivered in the prior two months will not count toward the guaranteed annual impressions set forth in this Agreement,

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

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          .    If at the end of the probationary period fewer than [**]
               snowball.com users have clicked through to a Desktop.com site or service, Desktop.com shall have the right to terminate the agreement upon written notice effective at the end of the probationary period, unless the parties mutually agree to extend the probationary period and the heightened promotional efforts agreed to during the probationary period. If this agreement is terminated pursuant to this section, Desktop.com's payment obligation under the agreement shall be [**].

          . If less than [**] of the impressions guaranteed to be delivered over the term of the Agreement [**], have been delivered by the end of the second month after the effective date, the Performance Benchmark and probation provisions above shall have full effect, provided that, the numbers [**] and [**] shall be reduced proportionally by the number of impressions actually delivered over [**] of the guaranteed impressions [**].

Limits on Marketing Relationships with Desktop.com Competitors

     . For the purposes of this letter agreement it shall be understood that "Desktop.com Competitors" means (a) [**], (b) [**], (c) [**],
          (d) [**], (e) [**], (f) [**], and (g) [**].

     . During the term of this agreement, (a) snowball.com may accept banner advertisements from Desktop.com Competitors; provided, that such banner advertisements in the aggregate are no greater than [**] ([**]) of the number of impressions guaranteed to Desktop.com, herein; (b) snowball.com will not provide placement within any Affiliate Commerce Portal for any Desktop.com Competitor; and (c) snowball.com may issue press releases with Desktop.com Competitors; provided that, no press release may be issued that promotes a partnership between snowball.com and a Desktop.com Competitor that is similar in scope or purpose to the partnership set forth herein.

Cooperation and Miscellaneous Terms

     . Desktop.com acknowledges that snowball.com's performance of this Agreement is dependent upon Desktop.com's full performance and cooperation. Accordingly, the parties agree that Desktop.com's obligations under this agreement are subject to such performance and cooperation.

     . Desktop.com and snowball.com agree that the provisions set forth as Exhibit A attached are incorporated herein by this reference.

     . Desktop.com acknowledges that it has received, read and understands the terms and conditions of this letter of agreement.


                                   **Confidential treatment has been
                                   requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

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    IN WITNESS WHEREOF the parties have entered into this Agreement.

snowball.com                           Desktop.com




     /s/ James R. Tolonen                     /s/ Kathleen C. Burke
By: _________________________          By: __________________________
       James R. Tolonen                        Kathleen C. Burke
Name:________________________          Name: ________________________

       COO/CFO                                 CEO
Title:_______________________          Title: _______________________
       1/07/00                                 12/30/99
Date:________________________          Date: ________________________

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